As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Psyence Biomedical Ltd.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

Telephone: + 1 (416) 346-7764

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue

Newark, Delaware 19711

(302) 738-6680

(Name, address, and telephone number for agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ari Edelman

Edelman Legal Advisory PLLC

400 Rella Boulevard, Suite 165

Suffern, New York 10901

(845) 533-3435

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2025

PRELIMINARY PROSPECTUS

Psyence Biomedical Ltd.

Up to 8,000,000 Common Shares

This prospectus relates to the potential offer and resale, from time to time, of up to 8,000,000 of our common shares, no par value (“Common Shares”), of Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (“Psyence,”“Psyence Biomedical,” “the “Company,” “we,” “us,” or “our”), by White Lion Capital, LLC (“White Lion” or the “Selling Securityholder”).

Effective August 28, 2024, we entered into a Common Shares Purchase Agreement (as amended on December 24, 2024, the “White Lion Purchase Agreement”), with White Lion establishing an equity line of credit. Pursuant to the White Lion Purchase Agreement, we may, in our sole discretion, issue and sell to White Lion from time to time during the White Lion Commitment Period (as defined below) up to $25,000,000 worth of Common Shares (the “Commitment Shares”). The White Lion Purchase Agreement also includes provisions for Accelerated Purchase Notices, enabling us to expedite sales of Common Shares to White Lion under certain conditions. On August 19, 2024, the Company filed a Registration Statement on Form F-1 (File No. 333-28164) registering for resale the Commitment Shares. On March 4, 2025, the Company filed a Registration Statement on Form F-3 (File No. 333-285542), consolidating previously filed registration statements covering, among other things, the Commitment Shares. We are filing this Registration Statement on Form F-3 (this “registration statement”) of which this prospectus forms a part, to register for resale an additional 8,000,000 Common Shares that we may, at our sole discretion, issue and sell to White Lion pursuant to the White Lion Purchase Agreement. The actual number of Common Shares issuable to White Lion will vary depending on the then-current market price of Common Shares sold to White Lion under the White Lion Purchase Agreement and are subject to the further limitations set forth therein.

Sales of the Common Shares being offered by this prospectus could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities.

The Selling Securityholder may sell or otherwise dispose of the Common Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Securityholder may sell or otherwise dispose of the Common Shares being registered pursuant to this prospectus. Each Selling Securityholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We will not receive any proceeds from the resale of the securities by the Selling Securityholders.

The Selling Securityholders will pay all brokerage fees and commissions and similar expenses attributable to the sales of Common Shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Common Shares offered hereby, including legal and accounting fees. See “Plan of Distribution.”

We may add, update or change information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision. Our Common Shares trade on the Nasdaq Capital Market under the symbol “PBM,” and certain of our warrants (the “Public Warrants”) trade on the Nasdaq Capital Market under the symbol “PBMWW.” On August 5, 2025, the Nasdaq official closing price of our Common Shares was $4.95 per share and the Nasdaq official closing price of our Public Warrants was $0.033 per Public Warrant.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 20 of this prospectus and the risk factors contained in any document incorporated by reference in this prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2025

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, the company’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company as set forth in this prospectus.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the ability of Psyence Biomedical to maintain the listing of the Common Shares or the Warrants on Nasdaq;

●	volatility in the price of the securities of Psyence Biomedical due to a variety of factors, including the recent share consolidation, changes in the competitive and highly regulated industries in which Psyence Biomedical operates, variations in performance across competitors, changes in laws and regulations affecting Psyence Biomedical’s business and changes in Psyence Biomedical’s capital structure;

●	Psyence Biomedical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	factors relating to the business, operations and financial performance of the Company, including, but not limited to:

o	the Company’s ability to achieve successful clinical results;

o	the Company currently has no products approved for commercial sale;

o	the Company’s ability to obtain regulatory approval for its product candidates, and any related restrictions or limitations of any approved products;

o	the Company’s ability to obtain licensing of third-party intellectual property rights for future discovery and development of the Company’s product candidates;

o	the Company’s ability to commercialize product candidates and achieve market acceptance of such product candidates;

o	the Company’s success is dependent on product candidates which it licenses from third parties;

o	the Company’s success is dependent on the supply of materials necessary to perform its clinical trials; and

o	the ability to respond to general economic conditions.

The foregoing list of factors is not exhaustive. Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Reports on Form 20-F, Current Reports on Form 6-K and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements in this document represent the views of the Company as of the date of this document. Subsequent events and developments may cause that view to change. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this document are qualified by these cautionary statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations. The inclusion of any statement in this document does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

ABOUT THIS PROSPECTUS

The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the Common Shares and warrants issued by us, the securities being offered by the Selling Securityholders, and other information you should know before investing. Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus that we or the Selling Securityholders may authorize to be delivered or made available to you.

The information contained in this prospectus, any document incorporated by reference in this prospectus, and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any applicable document or supplement, or the sale of any securities offered hereby. You should not assume that the information contained in these documents is accurate as of any other date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of securities. See “Plan of Distribution.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

FUNCTIONAL AND REPORTING CURRENCY

Psyence’s management believes that the U.S. dollar is the currency of the primary economic environment in which it operates. Thus, the functional and reporting currency for Psyence is the U.S. dollar.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding Psyence’s industry, business and the markets in which Psyence competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with Psyence’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Psyence’s management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted and reproduced industry data from these sources, we have not independently verified the data. Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes trademarks, tradenames and service marks, certain of which belong to Psyence and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our or their rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires in this document:

“Articles of Incorporation” means the Company’s Articles of Incorporation, as registered on June 29, 2023, and as updated to date.

“Board” means the board of directors of the Company.

“Biomed II” means Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada.

“Business Combination” means the business combination transaction pursuant to which, among other things, (i) PGI contributed Biomed II to the Company in a share for share exchange and (ii) immediately thereafter, Merger Sub merged with and into NCAC, with NCAC being the surviving company in the merger and each outstanding NCAC Ordinary Share being converted into the right to receive one Common Share.

“Business Combination Agreement” means the Amended and Restated Business Combination Agreement, originally dated January 9, 2023 and amended as of July 31, 2023, as amended on November 9, 2023, by and among NCAC, Sponsor, PGI, the Company, Merger Sub, Psyence Biomed Corp. and Biomed II.

“Cantor” means Cantor Fitzgerald & Co.

“CCM” means Cohen & Company Capital Markets, a division of J.V.B. Financial Group LLC, an affiliate of a passive member of the Sponsor.

“Closing” means the consummation of the Business Combination.

“Closing Date” means January 25, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Exchange” means the exchange in which PGI contributed Biomed II to the Company in a share for share exchange.

“Continental” means Continental Stock Transfer & Trust Company, our transfer agent and warrant agent.

“Effective Time” means the effective time of the Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Merger” means the merger in which Merger Sub merged with and into NCAC, with NCAC being the surviving company in the merger and each outstanding NCAC Ordinary Share being converted into the right to receive one Common Share.

“Merger Sub” means Psyence (Cayman) Merger Sub, a Cayman Islands exempted company and a direct and wholly owned subsidiary of the Company.

“NCAC” means Newcourt Acquisition Corp, a Cayman Islands exempted company.

“PGI” means Psyence Group Inc., a corporation organized under the laws of Ontario, Canada.

“Private Warrants” means the former NCAC Private Placement Warrants, which were converted at the Effective Time into a right to acquire one Common Share on substantially the same terms as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement.

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“Psyence” or the “Company” means Psyence Biomedical, Ltd., a corporation organized under the laws of Ontario, Canada, and where context warrants, including its subsidiaries.

“Public Warrants” means the former NCAC Public Warrants, which were converted at the Effective Time into a right to acquire one Common Share on substantially the same terms as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Newcourt SPAC Sponsor LLC, a Delaware limited liability company.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by E*TRADE Securities LLC graph study function or Bloomberg through its “VAP” function (set to 09:30:01 start time and 15:59:59 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10.16. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

“Warrant Agreement” means the warrant agreement, dated October 19, 2021, by and between NCAC and Continental Stock Transfer & Trust Company, as warrant agent, governing NCAC’s warrants.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus (as supplemented or amended) carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus (as supplemented or amended), before making an investment decision.

The securities being offered by this prospectus represent approximately 428% of the number of our issued outstanding Common Shares, and the sales of such securities, or the perception that those sales might occur, could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities.

This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

Business

Overview

We are a life science biotechnology company that, through our operating subsidiary, Biomed II, is developing natural psilocybin products for the healing of psychological trauma and its mental health consequences in the context of palliative care. We have commenced the clinical trial process to evaluate the safety and efficacy of its product candidates.

We strive to set the global standard for excellence and consistency in drug development using nature-based psilocybin products. Psyence’s priority is developing pharmaceutical grade psilocybin to help heal psychological trauma and the diagnosable disorders that can result therefrom, including AjD, alcohol use disorder (“AUD”), other substance use disorders (“SUDs”), anxiety, depression, post-traumatic stress disorder (“PTSD”), and grief and bereavement, especially in the context of palliative care. Our focus includes therapeutic protocols for medical and scientific research including observational studies.

Our lead product candidate is PEX010, a capsule containing 25mg naturally sourced psilocybin and which is being used in our Phase IIb Study. Psyence has entered into the Research IP Agreement with Filament Health Corp (“Filament”), a Canadian company that produces natural psilocybin capsules and the proprietary owner of PEX010, for the licensing of PEX010 with respect to Psyence’s designated fields of use: anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. See “— Licensing of PEX010” below.

We have contracted Southern Star Research Pty Ltd (“Southern Start Research”), a full-service Australian contract research organization (“CRO”), to conduct a Phase IIb double-blind, randomized, low-dose controlled clinical trial to assess the efficacy and safety of PEX010 in psilocybin-assisted psychotherapy for the treatment of AjD due to a diagnosis of cancer. Outsourcing the study to a CRO assists the company in operating in a more capital efficient manner without the overhead of handling in-house.

Phase IIb Study - Palliative Care Clinical Trial

On January 9, 2023, Psyence and iNGENū CRO Pty Ltd (“iNGENū”) signed a letter of intent to further develop Psyence’s licensed natural psilocybin drug product, starting with a Phase IIb Study in order to lead a pre-IND meeting with the FDA. In May 2025, the Company transferred all clinical trial execution duties from iNGENū to Southern Star Research and entered into a Master Services Agreement (the “MSA”) with Southern Star Research. Under the MSA, Southern Star Research will provide comprehensive CRO services for the Phase IIb Study.

The product to be used in this Phase IIb Study will be the proprietary botanical drug candidate PEX010 (in 25mg versus 10mg versus 1mg doses), which Psyence sources from Filament. The planned randomized double-blind study will evaluate the use of psilocybin-assisted psychotherapy versus psychotherapy alone and will test 87 patients utilizing the HAM - A scale as the primary endpoint, which is an FDA validated endpoint. Safety data will also be collected throughout the study.

For safety, there are no specific endpoints as all safety findings are captured as adverse events. The primary and secondary efficacy endpoints are all established in the protocol before it is reviewed and approved by the Bellberry Human Ethics Committee (HREC) before the study can start. HREC has recently approved version 5.0 of the protocol, dated 22 June 2025.

The HAM-A is a rating scale developed to measure the severity of anxiety symptoms and is widely used in both clinical and research settings. The scale consists of 14 items, each defined by a series of symptoms, and measures both psychic anxiety (mental agitation and psychological distress) and somatic anxiety (physical complaints related to anxiety). During the Phase IIb Study, the HAM-A scale will be used to measure change in anxiety levels over time as the primary endpoint.

The 87-patient Phase IIb Study being conducted by the CRO, Southern Star Research, in Australia is the one that has been referred to in discussions with the FDA in the pre-IND process, which is in the late planning stage, and estimated to commence enrollment in the second half of 2025.

The estimated costs of this Phase IIb Study were initially $5,575,000 made on the basis of milestones completed. Included in this original estimate were costs for 75 participants; an end of Phase II meeting preparation and attendance after the completion of the Phase IIb study with the FDA as well as psychotherapy training, psychotherapy sessions and therapist fees for participants. Subsequently, the Phase IIb Study was increased to 87 patients, and we anticipate the estimated cost of this study to increase by approximately 5%.

On September 15, 2022, we received full approval of a study (the “UK Trial”) in the United Kingdom from the UK Medicines and Healthcare products Regulatory Agency (“MHRA”) using natural psilocybin in the field of palliative care with oncology patients. For this study, we had partnered with Clerkenwell Clinics Limited (“Clerkenwell Health”), which would have been responsible for jointly designing and delivering the UK Trial. Following such approval, we opted to forego proceeding with the UK Trial in order to pursue the opportunity to conduct the Phase IIb Study in Australia, as Psyence could benefit from the Australian Federal Government’s Research & Development tax incentive program, which could provide up to a 43.5% rebate on Psyence’s R&D expenses in Australia, making it a more cost-effective endeavor. In addition, the Phase IIb Study adds a dose-finding arm, which allows us to accelerate our development strategy, seeking input from the FDA with our pre-IND application. On March 5, 2024, Psyence received full approval of the Phase IIb Study from to the Australian Human Research Ethics Committee (HRECs), Bellberry,, the body responsible for the review of research proposals involving human participants to ensure that they are ethically acceptable. If the outcome of the Phase IIb Study is positive, we believe we may be able to proceed directly to a Phase III trial in the United States, subject to FDA review and the opening of an IND; however, there is no guarantee that the FDA will accept data from trials conducted outside of the United States.

Licensing of PEX010

In April 2022, Psyence entered into a research licensing agreement with Filament for the licensing of PEX010 and its associated intellectual property, as well as for the supply of PEX010 for the specific intention of the clinical development of the product for use in palliative care patients (“Research IP Agreement”). Pursuant to the Research IP Agreement, Filament grants to Psyence an irrevocable, royalty free, worldwide license (with the right to sub-license, subject to certain restrictions) to use and distribute PEX010 and certain related intellectual property (such as delivery mechanism, preparation methods and know-how) solely for use in connection with pre-clinical and clinical studies and trials to be conducted in Canada, the UK and world-wide in the treatment of anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. This license is granted in respect of the clinical trial phase of Psyence’s activities, specifically phase II clinical trials which, at present, consists of the Phase IIb Study. The license is granted on an exclusive basis solely within the territory of the UK with respect to the designated fields of use, and Psyence has a right of first refusal to extend its exclusive license beyond the territory of the UK. Psyence does not have any rights to use PEX010 for any profit-making or commercial purposes under the Research IP Agreement. Any results of testing, research, conduct of and any information derived from the clinical studies and trials using PEX010 shall be the sole property of Psyence. Under the Research IP Agreement, Filament is entitled to receive milestone payments of up to CAD$250,000 in aggregate based on four distinct phase II clinical trial milestones to be achieved by Psyence. Should Psyence pursue a second or multiple indications, such aggregate milestone payments will increase accordingly. For the year ended March 31, 2024, Psyence incurred $167,306 costs under the Research IP Agreement related to milestone payments, which was accounted for as research and development costs.

In addition to the licensing rights described above, per the terms of the Research IP Agreement, Filament has undertaken to support Psyence’s clinical trial efforts through the supply of the required quantities of PEX010 to Psyence, for no additional charge, based on Psyence’s good faith forecasts of its needs. Filament will also create and provide such information, assistance and support for the execution of the dossiers, IMBP and other documents required to conduct Psyence’s clinical trials in accordance with the trial schedules. The license term is 5 years, expiring in April 2027, however the license may be terminated early (a) by either party upon notice to the other party, where Psyence notifies Filament in writing that all of its clinical trials have been completed or abandoned; (b) by a party upon notice to the other party, if the other party becomes subject to bankruptcy proceedings; (c) by a party if the other party commits a breach of a material term of the Research IP Agreement and fails to remedy such breach; or (d) by a party upon notice to the other party, if the other party has a licence, permit or approval revoked by competent authorities which compromises its ability to grant the licenses contemplated in the Research IP Agreement or its ability to perform under the Research IP Agreement. On July 22, 2024, the parties concluded an addendum to the Research IP Agreement (“Filament Addendum”) whereby Filament undertook to provide a sufficient supply of PEX010 to Psyence in order to facilitate the substitution of an alternative drug candidate for use in Phase III trials and for commercialization purposes following the conclusion of the Phase IIb Study (“Proposed End Product”).

In December 2022, Psyence entered into a royalty-bearing, binding term sheet for the commercial licensing of intellectual property (with the right to sub-license) from Filament, which was subject to the terms of a definitive license agreement, and granted Psyence the worldwide right to commercialize PEX010 within the designated fields of use, being anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. The term sheet remained subject to further negotiations between the parties and the execution of a subsequent definitive agreement within a predefined time period. Following further discussions, Psyence and Filament mutually agreed to terminate the term sheet by way of the Filament Addendum. Psyence has engaged two alternative suppliers of drug product for its pivotal Phase III studies as well as for future studies in other indications. Filament agreed to continue to support the supply PEX010 for the upcoming Phase IIb Study.

Psyence has successfully negotiated and executed supply agreements and licensing agreements for the use of third - party intellectual property with two licensed suppliers operating in the United Kingdom and North America within the indications of AUD and other SUDs, and anxiety, depression, PTSD, and grief and bereavement, especially in the context of palliative care, respectively. See “Recent Developments—Psylabs License Agreement and Recent Developments—Optimi License Agreement”.

Psyence has not performed any pre-clinical or clinical trials on PEX010. PEX010 is owned and has undergone clinical trials directed by Filament. PEX010 has received regulatory approval to proceed into Phase I and II clinical trials in several jurisdictions worldwide. The FDA, Health Canada, MHRA, and the EMA have reviewed the chemistry, manufacturing, and controls and quality information of PEX010 through its associated filed DMFs/ IMPDs. The DMF for PEX010 is also on file with the Therapeutic Goods Administration (the “TGA”) in Australia. In addition to clinical trials, PEX010 is also already being administered to real-world patients via the Health Canada Special Access Program (“SAP”). Through the SAP, PEX010 is being prescribed for end of life distress as well as Major Depressive Disorder.

In addition to clinical trial exposures, PEX010 is also being administered to real-world patients via the Health Canada Special Access Program (SAP). Through the SAP, PEX010 is being prescribed for End of life Distress as well as Major Depressive Disorder. As of July 17, 2024, 156 doses of PEX010 have been administered to 132 patients. Despite the serious condition of many of these patients, no serious adverse events or unexpected adverse events have been reported in any SAP administration.

Licensing of additional API for use in AUD and SUD

In September 2024, the Company entered into an exclusive, royalty-bearing IP licensing agreement with Psyence Labs Ltd. (“PsyLabs”), a privately-held company specializing in the production of psychedelic active pharmaceutical ingredients (APIs) and extracts for research, clinical trials, and drug development, following an initial investment whereby the Company acquired a minority stake in PsyLabs. Under the terms of this agreement, PsyLabs will supply the Company with pharmaceutical-grade, EU-GMP, nature-derived (non-synthetic) psilocybin for use in future clinical trials and eventual commercialization in SUD, including AUD.

In parallel with an additional financial commitment in PsyLabs in April 2025, the Company has secured an exclusive right of first refusal in respect of the worldwide supply of pharmaceutical-grade, nature-derived ibogaine. Under this agreement, PsyLabs will grant the Company the right of first refusal to acquire the exclusive rights to a dedicated supply of ibogaine for evaluation in the treatment of SUD, including AUD.

These exclusive partnerships further strengthens the Company’s integrated development strategy, ensuring access to high-quality psychedelic compounds to support its growing clinical pipeline and diversification into multiple therapeutic areas.

Relationships with Third Parties

Psyence’s Australian-based research and development will be conducted by its CRO partner, Southern Star Research, in Australia. As stated above, Filament’s PEX010 will serve as the product candidate under investigation during the Phase IIb Study.

Psyence’s R&D capabilities

Psyence’s CEO (Dr. Neil Maresky) and Medical Director (Dr. Clive Ward-Able) are both medically trained physicians with close to 60 years of experience between them within the pharmaceutical industry related to R&D and the commercialization of new products. This experience provides the foundations for an excellent understanding of the clinical development, regulatory and commercialization needs of various pharmaceutical markets to design the optimal development program.

Psyence plans on working with various CROs and consultancy agencies to prepare and operationalize their protocols for the various phases of the clinical development program.

Psyence engages a team of lawyers and advisors that helps strengthen the protection of its IP assets. As psilocybin is a naturally occurring substance, it cannot be patented. However, patents may be granted on formulations, methods of use, compositions of matter and formulation processes, provided that such items are novel, non-obvious and have significant improvements to existing inventions.

Psyence’s IP strategy is built around:

●	Establishing and maintaining a competitive advantage on formulation, dosage and administration of psilocybin, as well as psychedelic-assisted therapy modules for palliative care indications; and

●	Ensuring business flexibility through directing its research in areas which maintain freedom to operate (relative to third party patent positions) and secures the most favorable commercial terms in agreements with other companies in collaborating on later research, and the commercialization of Psyence’s IP assets.

Psyence has a specialist, experienced in-house team focused on delivery of this strategy, including internationally recognized patent professionals working directly with Psyence’s board on these issues.

Specific actions are being taken towards delivery of this strategy include:

●	Ongoing patent landscaping on the competitor patent landscape. Psyence has completed a patent landscaping review and has ongoing patent watching searches in place on the back of this to identify any new filings made in this space;

●	Actively considering potential patent filings, with the intention to identify, file, prosecute and eventually maintain Psyence’s patent portfolio. This patent portfolio is intended to be built out incrementally across the proprietary formulation and treatment technologies that are under development by Psyence;

●	Active management of key know-how and trade secrets (in order to supplement the patent portfolio); and

●	Thoughtful negotiation of in-licensing arrangements of third-party IP rights that can enhance or accelerate the building of our business.

Psyence does not currently hold any patents. PEX010 is protected by a portfolio of patents comprising five patent families. A patent family is a group of patent applications covering the same or similar technical content, or a group of patents registered in several countries to protect an invention. This occurs when a patent application is made in one country and then obtains priority. This priority is then extended to numerous countries. In other words, applications in a family are related to each other through priority claims. Filament holds a worldwide, exclusive, and sub-licensable license from its wholly-owned subsidiary, Psilo, for the intellectual property portfolio relating to PEX010, and Psilo is responsible for maintaining and defending the intellectual property currently being sub-licensed to Psyence under the Research IP Agreement, and which is relevant for use in Psyence’s proposed Australian palliative care clinical trial. Below is a summary of the five patent families that are relevant to Psyence’s licenses granted by Filament based on the most recent information made available to us by Filament.

●	Filament patent family 1 is focused on extraction methods, and consists of eleven (11) total granted patents, of which six (6) were issued by the Canadian Intellectual Property Office (“CIPO”) and five (5) were issued by the United States Patent and Trademark Office (“USPTO”), as well as thirteen (13) pending patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in July of 2040.

●	Filament patent family 2 is focused on purification processes, and consists of one (1) granted Canadian patent as well as five (5) patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in October of 2040.

●	Filament patent family 3 is focused on the standardization processes, and consists of one (1) allowed patent application and five (5) pending patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in December of 2040.

●	Filament patent family 4 is focused on chemical processes for stabilizing psychoactive alkaloids. This family consists of two (2) granted patents, of which one was issued by the CIPO and one was issued by the USPTO, as well as eleven (11) pending applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in December of 2040.

●	Filament patent family 5 is focused on methods and formulations for delivering psychoactive alkaloids. This family consists of six granted patents, of which five (5) were issued by the CIPO and one (1) was issued by the USPTO, as well as four pending patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in March of 2041.

A summary table of Filament’s patent portfolio relevant to Psyence’s licenses is provided below based on the most recent information made available to us by Filament:

	Internal
● @	Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date

1	PSU001a-AUNE	● 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	● AU	16-Dec-22; 2021291583	N/A
2	PSU001a-BRNE	● 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	● BR	16-Jul-21; 112022025777	N/A
3	PSU001a-CADIV1	● 1	3123908	Issued	Ethanol extraction of psychoactive compounds from psilocybin fungus	● CA	29-Jul-20 (exam requested 5-Jul-21); 3123908	22-Mar-22
4	PSU001a-CADIV2	● 1	3124367	Issued	Aqueous extraction of psychoactive compounds from psilocybin fungus	● CA	29-Jul-20 (exam requested 9-Jul-21); 3124367	26-Apr-22

Internal
● @	Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date

5	PSU001a-CANE	● 1	3161623	Issued	Extraction of psychoactive compounds from psychedelic fungus	● CA	16-Jun-21 (exam requested 13-May-22); 3161623	4-Apr-23
6	PSU001a-CANP	● 1	3088384	Issued	Extraction of psychoactive compounds from psilocybin fungus	● CA	29-Jul-20; 3088384	3-Aug-21
7	PSU001a-EPNE	● 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	● EP	6-Jan-23; EP20210827107	N/A
8	PSU001a-ILNE	● 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	● IL	30-Oct-22; 297791	N/A
9	PSU001a-JMPC	● 1	N/A	Pending	Extraction of psychoactive compounds from psilocybin fungus	● JM	29-Sep-21; 18/2/000123	N/A
10	PSU001a-MXNE	● 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	● MX	16-Dec-22; MX/a/2022/016531	N/A
11	PSU001a-USCON1	● 1	US11510952	Issued	Ethanol extraction of psychoactive compounds from psilocybin fungus	● US	28-Jan-22; 17587731	29-Nov-22;
12	PSU001a-USCON2	● 1	US11571450	Issued	Aqueous extraction of psychoactive compounds from psilocybin fungus	● US	17-Mar-22; 17697798	7-Feb-23;
13	PSU001a-USPC	● 1	US11382942	Issued	Extraction of psychoactive compounds from psilocybin fungus	● US	17-Jun-21; 17351149	12-Jul-22;

Internal
● @	Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date

14	PSU001b-AUNE	● 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	● AU	16-Dec-22; 2021291726	N/A
15	PSU001b-BRNE	● 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	● BR	16-Dec-22; CA2021050823; BR112022025778	N/A
16	PSU001b-CADIV1	● 1	N/A	Pending	Hydro-methanol extraction of psychoactive compounds from fungus	● CA	16-Jun-21 (exam requested 28-Apr-23); 3198238	N/A
17	PSU001b-CANE	● 1	3163795	Issued	Methanol-based extraction of psychoactive alkaloids from fungus	● CA	13-Jun-23 (exam requested 3-Jun-22); 3163795	13-Jun-23
18	PSU001b-CANP	● 1	3089455	Issued	Methanol-based extraction of psychoactive compounds from fungus	● CA	7-Aug-20 (exam requested 5-Jul-21); 3089455	5-Jul-22
19	PSU001b-EPNE	● 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	● EP	6-Jan-23; EP20210825822	N/A
20	PSU001b-ILNE	● 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	● IL	24-Nov-22; 298561	N/A
21	PSU001b-MXNE	● 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	● MX	16-Dec-22; MX/a/2022/016530	N/A
22	PSU001b-USNE	● 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	● US	15-Jun-22; 17841323	N/A;
23	PSU001c-USCON1	● 1	11642385	Issued	Basic extraction of psychoactive compounds from psychoactive organisms	● US	23-Mar-22; 17702701	9-May-23;
24	PSU001c-USNE	● 1	11331357	Issued	Methods and compositions comprising psychoactive compounds from psychoactive organisms	● US	15-Jun-21; 17348697	17-May-22
25	PSU002-AUNE	● 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	● AU	5-Dec-22; 2021290454	N/A

Internal
● @	Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date

26	PSU002-BRNE	● 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	● BR	16-Dec-22; BR112022025782	N/A
27	PSU002-CANP	● 2	3097246	Issued	Process for obtaining a purified psychoactive alkaloid solution	● CA	23-Oct-20	28-Mar-23
28	PSU002-EPNE	● 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	● EP	6-Jan-23; EP20210881426	N/A
29	PSU002-ILNE	● 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	● IL	25-Dec-22; 299448	N/A
30	PSU002-MXNE	● 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	MX	13-Apr-23; MX/a/2023/004350	N/A
31	PSU003-AUNE	● 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	● AU	19-Dec-22; 2022291410	N/A
32	PSU003-BRNE	● 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	● BR	16-Dec-22; CA2021050813; BR112022025780	N/A
33	PSU003-CANP	● 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	● CA	18-Dec-20; 3103707	N/A
34	PSU003-EPNE	● 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	● EP	6-Jan-23; EP20210825817	N/A
35	PSU003-ILNE	● 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	● IL	25-Dec-22; 299449	N/A
36	PSU003-MXNE	● 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	● MX	16-Dec-22; MX/a/2022/016533	N/A
37	PSU004-AUDIV1	● 4	N/A	Pending	Dephosphorylation-controlled extraction of phosphorylatable psychoactive alkaloids	● AU	19-Dec-22; 2022291416	N/A
38	PSU004-AUDIV2	● 4	N/A	Pending	Predominantly phosphorylated psychoactive alkaloid extraction using alkali	● AU	19-Dec-22; 2022291413	N/A

Internal
● @	Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date

39	PSU004-AUDIV3	● 4	N/A	Pending	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	● AU	19-Dec-22; 2022291414	N/A
40	PSU004-AUNE	● 4	N/A	Pending	Psychoactive alkaloid extraction and composition with inhibited dephosphorylation	● AU	19-Dec-22; 2022291411	N/A
41	PSU004-CADIV1	● 4	N/A	Pending	Dephosphorylation-controlled extraction of phosphorylatable psychoactive alkaloids	● CA	14-Jun-21 (exam requested 25-Jul-22); 3169140	N/A
42	PSU004-CADIV2	● 4	N/A	Pending	Predominantly phosphorylated psychoactive alkaloid extraction using alkali	● CA	14-Jun-21 (exam requested 7-Sep-22); 3173030	N/A
43	PSU004-CANE	● 4	3137016	Issued	Psychoactive alkaloid extraction and composition with inhibited dephosphorylation	● CA	16-Aug-22 (exam requested 29-Oct-21); 3137016	16-Aug-22
44	PSU004-CANP	● 4	N/A	Pending	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	● CA	4-Dec-20; 3101765	N/A
45	PSU004-ILDIV1	● 4	N/A	Pending	Dephosphorylation-controlled extraction of phosphorylatable psychoactive alkaloids	● IL	25-Dec-22; 299450	N/A
46	PSU004-ILDIV2	● 4	N/A	Pending	Predominantly phosphorylated psychoactive alkaloid extraction using alkali	● IL	25-Dec-22; 299451	N/A
47	PSU004-ILDIV3	● 4	N/A	Pending	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	● IL	25-Dec-22; 299452	N/A
48	PSU004-ILNE	● 4	N/A	Pending	Psychoactive alkaloid extraction and composition with inhibited dephosphorylation	● IL	25-Dec-22; 299453	N/A
49	PSU004-USNE	● 4	US11298388	Issued	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	● US	23-Sep-21; 17483601	12-Apr-22
50	PSU005a-CADIV1	● 5	N/A	Pending	Process for transmucosal psychoactive alkaloid composition	● CA	24-Mar-21 (exam requested 18-Apr-23); 3197443	N/A
51	PSU005a-CANE	● 5	3152326	Issued	Preparation of transmucosal psychoactive alkaloid composition	● CA	29-Nov-21 (exam requested 12-Mar-22); 3152326	9-May-23

	Internal
● @	Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date

52	PSU005a-CANP	● 5	N/A	Pending	Transmucosal psychoactive alkaloid composition and preparation thereof	● CA	24-Mar-21; 3113240	N/A
53	PSU005a-USNE	● 5	N/A	Pending	Transmucosal psychoactive alkaloid composition and preparation thereof	● US	14-Jun-22; 17840482	N/A
54	PSU005b-CANP	● 5	3123774	Allowed	Transdermal psychoactive alkaloid composition and preparation thereof	● CA	1-Jul-21; 3123774	Forecasted Issue Date: 8-Aug-23
55	PSU005b-USNE	● 5	N/A	Pending	Transdermal psychoactive alkaloid composition and preparation thereof	● US	28-Jun-23; 18259697	N/A
56	PSU005c-CANE	● 5	3161491	Allowed	Vaporizable psychoactive alkaloid composition and preparation thereof	● CA	22-Dec-21 (exam requested 3-Jun-22); 3161491	25-Jul-23
57	PSU005c-USNE	● 5	N/A	Pending	Vaporizable psychoactive alkaloid composition and preparation thereof	● US	14-Jun-22; 17840502	N/A
58	PSU005d-CANE	● 5	3157550	Issued	Injectable psychoactive alkaloid composition and preparation thereof	● CA	17-Dec-21 (exam requested 27-Apr-22); 3157550	3-Jan-23
59	PSU005d-USNE	● 5	US11491138	Issued	Injectable psychoactive alkaloid composition and preparation thereof	● US	16-Mar-22; 17/696,584	18-Nov-22

Legend: CA: Canada; IL: Israel, AU: Australia; US: United States; BR: Brazil; MX: Mexico; EP: Europe; PCT: Patent Cooperation Treaty International Patent System; JM: Jamaica

Competitive Environment

There are currently no pharmaceutical agents with FDA regulatory approval for the treatment of AjD within palliative care or any other arena. The current treatment of AjD is empirical, with either psychotherapy or off-label pharmacological agents, such as anti-depressants or anxiolytics, or a combination of both.

We believe that the competitive landscape analysis of other commercial psychedelic-assisted treatments in clinical trials strongly suggests that Psyence’s clinical asset has a first-mover advantage in both the palliative care and cancer-related AjD market upon approval. PEX010 and its associated IP has been licensed to Psyence, giving it exclusivity for the indications of anxiety and depression within the context of palliative care in the UK for R&D purposes. Psyence plans to expand their targeted indication of cancer-related AjD to address different types of AjD and other secondary indications both in a palliative and non-palliative context.

In 2019, the FDA designated psilocybin therapy as “breakthrough therapy” for the treatment of severe depressive disorder. This precedent provides the possibility that psilocybin-based drug candidates, such as the Proposed End Product, may be eligible for a number of processes that could result in expedited marketing approval of such psilocybin-based drug candidates, such as Fast Track, Accelerated Approval, Priority Review and Breakthrough Status. Breakthrough therapy designation is intended to expedite the development and review of drugs for serious or life-threatening conditions. The criteria for breakthrough therapy designation require preliminary clinical evidence that demonstrates the drug may have substantial improvement on at least one clinically significant endpoint over available therapy.

A breakthrough therapy designation conveys all of the fast track program features (see below for more details on fast track designation), more intensive FDA guidance on an efficient drug development program, an organizational commitment involving senior managers, and eligibility for rolling review and priority review.

Additionally, even if we are granted an accelerated approval pathway, that may or may not lead to a faster development or regulatory review or approval process and may or may not increase the likelihood that our other product candidate will receive marketing approval. The European Medicines Agency (EMA) PRIME program, similar to the Food and Drug Administration (FDA) breakthrough therapy designation program, was launched in March 2016 to enhance support for the development of medicines that target an unmet medical need. PRIME and the U.S. breakthrough therapy designation share the same objective (timely patient access to innovative medicines).

Recent Developments

White Lion Transaction

Effective August 28, 2024, the Company entered into a Common Shares Purchase Agreement (as amended on December 24, 2025, the “White Lion Purchase Agreement”), with White Lion Capital, LLC (“White Lion”) and a related Registration Rights Agreement (the “RRA”). Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $25,000,000 in aggregate gross purchase price of newly issued Common Shares, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement. The White Lion Purchase Agreement also includes provisions for Accelerated Purchase Notices, allowing the Company to expedite sales of Common Shares to White Lion under certain conditions.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the resale of the shares issuable pursuant to the White Lion Purchase Agreement, the Company’s right to sell shares to White Lion commenced on the date of the execution of White Lion Purchase Agreement and extends until the earlier of (i) White Lion having purchased Common Shares equal to $25,000,000 and (ii) two years from the date of execution of the White Lion Purchase Agreement (the “Commitment Period”).

During the Commitment Period, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may exercise its right to sell its Common Shares. The Company may deliver a Fixed Purchase Notice, pursuant to which the Company can require White Lion to purchase up to a number of Common Shares equal to the lesser of (i) $250,000 or (ii) 50% of Average Daily Trading Volume. The Company may also deliver a Rapid Purchase Notice, pursuant to which the Company may require White Lion to purchase up to a number of Common Shares equal to the lesser of (i) 30% of the Average Daily Trading Volume and (ii) $4,000,000 divided by the highest closing price of the Common Shares over the most recent five business days immediately prior to the receipt of the notice. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for shares purchased depends on the type of purchase notice delivered. For shares being issued pursuant to a Fixed Purchase Notice, the purchase price per share will be equal to 90% of the lowest VWAP of the Common Shares during the five consecutive business days prior to the purchase notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the lowest traded price on the date that the notice is delivered.

No purchase notice shall result in White Lion beneficially owning more than 4.99% (subject to increase, at White Lion’s discretion, to 9.99%) of the number of Common Shares outstanding immediately prior to issuance pursuant to a purchase notice.

The Company may terminate the White Lion Purchase Agreement in the event of a material breach by White Lion. The agreement also terminates automatically upon the earlier of the end of the Commitment Period or the occurrence of certain insolvency events.

In consideration for White Lion’s commitments, the Company issued Commitment Shares equal to $187,500 divided by the closing price of the Common Shares on specified dates.

Concurrently, the Company entered into the RRA with White Lion, agreeing to file a resale registration statement covering the maximum number of shares permitted by SEC rules, including Commitment Shares.

The foregoing description of the White Lion Purchase Agreement and the RRA is qualified by the full text of the agreements, filed as exhibits to this registration statement and incorporated herein by reference.

Headquarters and Operational Office

Psyence’s headquarters address is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, M5H 2K1, Canada. The Company has an operational office in South Africa at Unit A210 The Old Biscuit Mill, 373-375 Albert Road, Woodstock, Cape Town, 7925. The Company was incorporated on June 29, 2023. Our website address is www.psyencebiomed.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Canada, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors and certain audit committee, compensation committee and nominating and corporate governance committee requirements, the requirement to disclose third party director and nominee compensation and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules shall disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Currently, the Company does not plan to rely on the home country practice exemption with respect to its corporate governance other than the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Our bylaws provide that two shareholders holding 25% of the voting shares constitutes a quorum, as contrasted with the Nasdaq requirement of one-third of a company’s outstanding voting securities. If the Company chooses to take advantage of other home country practice in the future, its shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We intend to take advantage of certain of these exemptions.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Common Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” in this prospectus and in our Annual Report on Form 20-F for the year ended March 31 2025, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our securities and result in a loss of all or a portion of your investment:

●	We are a clinical-stage biotechnology company and have incurred significant losses since our inception. We anticipate that we will incur significant losses for the foreseeable future.

●	Psyence has a limited operating history and expects a number of factors to cause its operating results to fluctuate on an annual basis, which may make it difficult to predict the future performance of Psyence.

●	Psyence has never generated revenue and may never be profitable.

●	The Company will require substantial additional funding to achieve its business goals, and if it is unable to obtain this funding when needed and on acceptable terms, it could be forced to delay, limit or terminate its product development efforts.

●	The psychedelic therapy and biotechnology industries are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm Psyence in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing Psyence to expend greater resources to meet new or additional competitive threats, all of which could harm Psyence’s operating results.

●	Current and future preclinical and clinical studies will be conducted outside the United States, and the FDA may not accept data from such studies to support any NDAs submitted after completing the applicable developmental and regulatory prerequisites (absent an IND).

●	There is a high rate of failure for product candidates proceeding through clinical trials.

●	Because the results of preclinical studies and earlier clinical trials are not necessarily predictive of future results, Psyence may not have favorable results in its planned and future clinical trials.

●	Negative results from clinical trials or studies of others and adverse safety events involving Psyence’s psychedelic analogs could have a material adverse effect on Psyence’s business.

●	Supply chain interruptions could delay Psyence in the process of developing its product candidates.

●	We rely on third parties to conduct our clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of, or commercialize, our product candidates.

●	We are dependent on licensed intellectual property. If we were to lose our rights to licensed intellectual property, we may not be able to continue developing or commercializing our product candidates, if approved. If we breach any of the agreements under which we license the use, development and commercialization rights to our product candidates or technology from third parties or, in certain cases, we fail to meet certain development deadlines, we could lose license rights that are important to our business.

●	We (or iNGENū in conducting our clinical trials) will depend on enrollment of patients in our clinical trials for our product candidates. If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

●	If we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.

●	Our prospective products will be subject to the various federal and state laws and regulations relating to health and safety and failure to comply with, or changes in, these laws or regulations could have an adverse impact on our business.

●	Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

●	Psyence may be subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect Psyence’s business and results of operations.

●	Serious adverse events or other safety risks could require Psyence to abandon development and preclude, delay or limit approval of its current or future product candidates, limit the scope of any approved label or market acceptance, or cause the recall or loss of marketing approval of products that are already marketed.

●	Psyence may voluntarily suspend or terminate a clinical trial if at any time it believes that any of its product candidates presents an unacceptable risk to participants, if preliminary data demonstrates that the product candidate is unlikely to receive regulatory approval or unlikely to be successfully commercialized, or if sufficient funds to proceed to the next phases of clinical trials are not raised.

●	The success of Psyence’s product candidates and future approved products, if any, is subject to a number of constantly-evolving state and federal laws, regulations, and enforcement policies pertaining to psilocybin containing products.

●	We may seek fast track and breakthrough therapy designations or priority review for one or more of our product candidates, but we might not receive such designation or priority review, and even if we do, such designation or priority review may not lead to a faster development or regulatory review or approval process, and does not assure FDA approval of our product candidates. Even if a product qualifies for such designation or priority review, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

●	We may seek approval of our product candidates, where applicable, under the FDA’s accelerated approval pathway. This pathway may not lead to a faster development, regulatory review or approval process and does not increase the likelihood that our product candidates will receive marketing approval.

●	The psychedelic therapy industry and market are relatively new, and this industry and market may not continue to exist or grow as anticipated.

●	Negative public opinion and perception of the psychedelic industry could adversely impact Psyence’s ability to operate and Psyence’s growth strategy.

●	The expansion of the use of psychedelics in the medical industry may require new clinical research into effective medical therapies.

●	The psychedelic therapy industry is difficult to quantify and investors will be reliant on their own estimates of the accuracy of market data.

●	Psyence may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.

●	If third parties claim that intellectual property owned or used by Psyence infringes upon their intellectual property, Psyence’s operating profits could be adversely affected.

●	We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our product candidates.

●	If Psyence is not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its products could be significantly diminished.

●	The securities being offered in this prospectus represent a significant percentage of the number of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly, which could impair our ability to raise capital through the sale of additional equity securities.

●	Certain of our shareholders purchased their respective Common Shares at prices lower than the current market price for our Common Shares and may therefore experience a positive rate of return on their investment.

●	If we fail to meet applicable continued listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

●	The market price and trading volume of the Common Shares may be volatile and could decline significantly.

●	Public Warrants are exercisable for Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.

●	The requirements of being a public company may strain the Company’s resources, divert the Company management’s attention and affect the Company’s ability to attract and retain qualified board members.

●	The Company qualifies as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such the Company is exempt from certain provisions applicable to United States domestic public companies.

●	Psyence currently reports financial results under International Financial Reporting Standards (IFRS), which differs in certain significant respects from U.S. GAAP.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is incorporated under the laws of Canada, the Company conducts substantially all of its operations and a majority of its directors and executive officers reside outside of the United States.

●	It is not expected that the Company will pay dividends in the foreseeable future.

Reverse Stock Split

Effective November 26, 2024, the Company implemented a 75-to-1 share consolidation (reverse stock split) of its Common Shares, which was approved by the Company’s shareholders and its board of directors. After the reverse stock split, the Common Shares retained the same proportional voting rights and is identical in all other respects to the Common Shares prior to the effectiveness of the reverse stock split. The exercise price of the then outstanding Public Warrants and Private Warrants were likewise proportionally adjusted pursuant to the terms of such warrants.

Effective May 5, 2025, the Company implemented a second share consolidation (reverse stock split) at a ratio of 1-for-7.97 of its issued and outstanding Common Shares, which was approved by the Company’s shareholders and its board of directors. After the second reverse stock split, the Common Shares retained the same proportional voting rights and are identical in all other respects to the Common Shares prior to the effectiveness of the reverse stock split. The number of shares and the exercise price of the Company’s outstanding warrants and other equity instruments were proportionally adjusted in accordance with their respective terms. No fractional shares were issued as a result of this second consolidation; fractional shares were rounded up or down to the nearest whole share, as applicable.

The Offering

Securities offered by the Selling Securityholders	Up to 8,000,000 Common Shares

Common Shares outstanding prior to this offering	1,867,213 (as of July 31, 2025)

Common Shares outstanding following this offering	1,867,213 (based on the total shares outstanding as of July 31, 2025. Does not include the 8,000,000 Common Shares that may be offered or sold by White Lion pursuant to the White Lion Purchase Agreement since the sale of such shares to White Lion, if any, is at the sole discretion of the Company

Terms of the offering	Each Selling Securityholder will determine when and how it will dispose of the Common Shares registered for resale under this prospectus. See “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the resale of the Common Shares by the Selling Securityholders. However, we may receive up to $10,973,107 from the sale of Common Shares registered under the registration statement of which this prospectus forms a part to White Lion pursuant to the White Lion Purchase Agreement. Any such proceeds would be used for general working capital purposes.

Risk factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase any of our securities.

Nasdaq ticker symbols	“PBM” and “PBMWW”

PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of Securities

Our Common Shares and Public Warrants each trade on the Nasdaq Capital Market under the symbols “PBM,” and “PBMWW,” respectively.

The Nasdaq official closing price of our Common Shares and Public Warrants as reported by Nasdaq on July 30, 2025, was $5.40 and $0.0275, respectively.

Dividends

Psyence has not paid any cash dividends on its shares to date and does not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

CAPITALIZATION

The following table sets forth our cash and equivalents and capitalization as of March 31, 2025:

●	on an actual basis;

●	on a pro-forma basis, giving effect to the issuance of (a) 1,283,981 Common Shares for aggregate gross proceeds of $7,349,396 from April 2025 to July 2025 pursuant to an equity line of credit.

●	on a pro-forma as adjusted basis, giving further effect to the sale of our Common Shares in this offering in the aggregate amount of $10,973,107 at an assumed offering price of $5.40 per share, the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 30, 2025, and after deducting commissions and estimated offering expenses payable by us.

	Actual	Pro-Forma	Pro-Forma as adjusted
	(audited)	(unaudited)	(unaudited)
Cash and cash equivalents	6,135,166	11,439,297	21,973,480
Stockholders’ equity
Share Capital (568,021 issued and outstanding as of March 31, 2025; 1,867,213 issued and outstanding pro-forma and 3,899,270 issued and outstanding pro-forma as adjusted)	61,752,305	68,867,725	79,401,908
Accumulated Deficit	(56,447,204)	(57,651,982)	(57,651,982)
Warrant Reserve	1,065,705	1,065,705	1,065,705
Reserves	351,198	351,198	351,198
Total stockholder’s equity	6,722,004	12,632,646	23,166,829
Total capitalization	6,722,004	12,632,646	23,166,829

DILUTION

We are registering for resale up to 8,000,000 Common Shares, which we may, at our sole discretion, issue and sell to White Lion pursuant to the White Lion Purchase Agreement. Sales of substantial amounts of Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares and the market value of our other securities. We cannot predict if and when the Selling Securityholders may sell such Common Shares in the public markets.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks and those risks set forth in the “Risk Factors” section in our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the SEC on June 25, 2025, together with the other information appearing elsewhere or incorporated by reference in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. The occurrence of any of the following risks could have a material adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our securities.

Risks Related to Ownership of Our Securities

The securities being offered in this prospectus represent a substantial percentage of the number of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly could impair our ability to raise capital through the sale of additional equity securities.

This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus, or their permitted transferees, from time to time. The sale of Common Shares by the Selling Securityholders, or the perception that these sales could occur, could depress the market price of our Common Shares could impair our ability to raise capital through the sale of additional equity securities. A Selling Securityholder may still have an incentive to sell our Common Shares because it may still experience a positive rate of return on the securities it purchased, or was issued, due to the differences in the purchase prices it paid for our Common Shares and the public trading price of our Common Shares. While a Selling Securityholder may, on average, experience a positive rate of return based on the current market price of the Common Shares it purchased, public securityholders may not experience a similar rate of return on the Common Shares they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts. We will not receive any proceeds from the resale of the securities by the Selling Securityholders. Pursuant to the White Lion Purchase Agreement, we may issue and sell an aggregate of up to $25 million of Common Shares. As of the date hereof, we have sold approximately $14,026,893 of Common Shares under the White Lion Purchase Agreement, with $10,973,107 remaining. We intend to use the net proceeds from the sale of the securities in the primary offering as set forth in the applicable prospectus supplement.

The proceeds from White Lion that we receive under the White Lion Purchase Agreement, if any, are currently expected to be used for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Common Shares under the White Lion Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds from the sales of Common Shares, if any to White Lion under the White Lion Purchase Agreement.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts.

SELLING SECURITYHOLDERS

This prospectus relates, among other things, to the resale, from time to time, by the Selling Securityholders of up to 8,000,000 Common Shares which we may, in our sole discretion, issue and sell to White Lion pursuant to the White Lion Purchase Agreement. Except as otherwise disclosed in this prospectus, or in the documents incorporate by reference in this prospectus, the Selling Securityholders have not had any material relationship with us within the past three years. The following table sets forth the names of the Selling Securityholders, the number of Common Shares beneficially owned by each Selling Securityholder as of the date of this prospectus, the number of Common Shares being offered for sale by each Selling Shareholder, the number of Common Shares beneficially owned upon completion of the offering by each Selling Securityholder and the percentage beneficial ownership upon completion of the offering. The table and the other information contained under the captions “Selling Securityholders” and “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below presents information regarding each Selling Securityholder and the Common Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholders. The number of shares in the column “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus” represents all of the Common Shares that the Selling Securityholders may offer under this prospectus. The Selling Securityholders may sell some, all or none of its shares in this offering. We do not know how long the Selling Securityholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Shares with respect to which a Selling Securityholder has voting and investment power and Common Shares underlying warrants held by such Selling Securityholder that are currently exercisable within sixty (60) days. The percentage of Common Shares beneficially owned by each Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 1,867,213 Common Shares outstanding on July 31, 2025 plus, for each Selling Securityholder, the number of Common Shares underlying securities they own that are being offered for sale pursuant to this prospectus, if any. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus.

	Number of Shares of Common Shares Owned Prior to Offering			Maximum Number of Common Shares to be Offered Pursuant to	Number of Shares of Common Shares Owned After Offering
Name of Selling Securityholder	Number	Percent(1)		this Prospectus	Number(2)	Percent(1)
White Lion Capital, LLC (1)	-	*	%	8,000,000	-	*	%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Shares.

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Common Shares that White Lion may be required to purchase under the White Lion Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the White Lion Purchase Agreement, the satisfaction of which are entirely outside of White Lion’s control, including this registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchase of Common Shares is subject to certain agreed upon maximum amount limitations set forth in the White Lion Purchase Agreement. Also, the White Lion Purchase Agreement prohibits us from issuing and selling any Common Shares to White Lion to the extent such shares, when aggregated with all other Common Shares then beneficially owned by White Lion, would cause White Lion’s beneficial ownership of our Common Shares to exceed the 4.99% Beneficial Ownership Limitation. The White Lion Purchase Agreement also prohibits us from issuing or selling our Common Shares under the White Lion Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain shareholder approval to do so, or unless the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the White Lion Purchase Agreement. The business address of White Lion is 17631 Ventura Blvd., Suite 1008, Encino, CA 91316. White Lion’s principal business is that of a private investor. Dmitriy Slobodskiy Jr., Yash Thukral, Sam Yaffa, and Nathan Yee are the managing principals of White Lion. Therefore, each of Slobodskiy Jr., Thukral, Yaffa, and Yee may be deemed to have sole voting control and investment discretion over securities beneficially owned directly by White Lion and, indirectly, by White Lion. We have been advised that White Lion is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Slobodskiy Jr., Thukral, Yaffa, and Yee as to beneficial ownership of the securities beneficially owned directly by White Lion and, indirectly, by White Lion.

PLAN OF DISTRIBUTION

The Common Shares offered by this prospectus are being offered by the Selling Securityholders. The shares may be sold or distributed from time to time by the Selling Securityholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

White Lion is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Each of the other Selling Securityholders may also be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

White Lion has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Shares that it may acquire from us pursuant to the White Lion Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. White Lion has informed us that each such broker-dealer may receive commissions from White Lion and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Common Shares sold by the Selling Securityholders may be less than or in excess of customary commissions. Neither we nor the Selling Securityholders can presently estimate the amount of compensation that any agent will receive from any purchasers of Common Shares sold by the Selling Securityholders.

We know of no existing arrangements between the Selling Securityholders or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Common Shares offered by this prospectus. Cohen Capital Markets LLC, a division of J.V.B. Financial Group, LLC, is acting as a broker with respect to any issuance of Common Shares by the Company to White Lion and will receive a commission in connection with any such issuance.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by a Selling Securityholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by such Selling Securityholder, any compensation paid by such Selling Securityholder to any such brokers, dealers, underwriters or agents, and any other required information.

We also have agreed to indemnify White Lion and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. White Lion has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by White Lion specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $50,000.

White Lion has represented to us that at no time prior to the date of the White Lion Purchase Agreement has White Lion, any of its affiliates or any entity managed or controlled by White Lion engaged in or effected, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Shares that establishes a net short position with respect to our Common Shares. White Lion has agreed that, during the Commitment Term, none of White Lion, any of its affiliates nor any entity managed or controlled by White Lion will enter into or effect, directly or indirectly, any of the foregoing transactions for its own principal account or for the principal account of any other such entity.

We have advised White Lion that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes White Lion, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Shares offered by this prospectus have been sold by the Selling Securityholders.

Our Common Shares are currently listed on The Nasdaq Capital Market under the symbol “PBM”.

DESCRIPTION OF SECURITIES

The following description of the material terms of the securities of the Company includes a summary of specified provisions of the Articles of Incorporation and amended and restated by-laws (“bylaws”) of the Company. This description is qualified by reference to the Articles of Incorporation and by-laws, copies of which are attached as exhibits to the registration statement of which this prospectus is a part and incorporated in this prospectus by reference. In this section, the terms “we,” “our” or “us” refer to the Company, and all capitalized terms used in this section are as defined in the Articles of Incorporation and bylaws, unless elsewhere defined herein.

General

The following is a summary of the rights of our Common Shares as set forth in our Articles of Incorporation and bylaws and certain related sections of the Business Corporations Act (Ontario) (the “OBCA”). This summary does not purport to be complete and is qualified in its entirety by the full text of the Articles of Incorporation.

Our authorized share capital consists of an unlimited number of Common Shares, each without par value. As of July 31, 2025 we have 1,867,213 issued and outstanding Common Shares.

The following description of our share capital and provisions of our Articles of Incorporation and bylaws are summaries of material terms and provisions and are qualified by reference to our Articles of Incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. The description of our Common Shares reflects amendments to our Articles of Incorporation and bylaws.

Common Shares

The holders of our Common Shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our Common Shares are entitled to receive dividends as and when declared by our Board. In the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our Common Shares are entitled to share pro rata in the distribution of the balance of our assets. There are no preemptive, redemption, purchase or conversion rights attaching to our Common Shares. There are no sinking fund provisions applicable to our Common Shares. Our Common Shares are issued in fully registered form.

Warrants

Public Warrants

Each the Public Warrant shall entitle the registered holder thereof to purchase one whole Common Share at a price of $6,874.13 per share, subject to adjustment as discussed below, at any time commencing on February 24, 2024 and will expire on January 25, 2029, at 5:00 p.m., New York City time.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a warrant unless Common Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

The Public Warrants and the Common Shares issuable upon exercise of the Public Warrants have been registered on the Form F-4 filed in connection with the Business Combination. The Company will use its best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Common Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the warrants for redemption:

●	in whole and not in part;

●	at a price of US$0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of Common Shares equals or exceeds US$10,759.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of Common Shares may fall below the US$10,759.50  redemption trigger price as well as the US$6,874.13 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” This redemption feature may differ from the warrant redemption features used by other blank check companies. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Common Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. As an example, if we elect to call the warrants for redemption on a “cashless basis” in accordance with the redemption criteria described above and the “fair market value” is determined to be US$10,759.50 per share, then a holder of warrants for the purchase of 100 shares of our Common Shares would receive 36 shares of our Common Shares upon such exercise. The “fair market value” for these purposes may be higher or lower than the US$10,759.50 redemption trigger price and will only be determinable when we elect to send a notice of redemption to holders of the warrants. If a holder does not exercise his or her warrants within the redemption period, then he or she will be forced to accept the nominal redemption price of US$0.01 per warrant which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. If we call our warrants for redemption and our Private Warrants and their permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Common Shares is increased by a share dividend payable in Common Shares, or by a split-up of Common Shares or other similar event, then, on the effective date of such share dividend, sub-division or similar event, the number of Common Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Common Shares. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the fair market value will be deemed a share dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Common Shares on account of such Common Shares (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Common Shares in connection with a proposed initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Shares in respect of such event.

If the number of outstanding Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Common Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Common Shares.

Whenever the number of Common Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of its Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Shares in such a transaction is payable in the form of Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the warrant holder.

Private Warrants

The Private Warrants were assumed by the Company upon the consummation of the Business Combination, and after the Business Combination, each warrant is exercisable for one Common Share and will expire on January 25, 2029, at 5:00 p.m., New York City time.

The Private Warrants may be exercised on a cashless basis and will not be redeemable by the Company so long as they are held by the initial holders thereof or their permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Warrants are held by holders other than the initial holders thereof or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Investor Private Warrants

On August 20, 2024, the Company issued warrants in connection with the first addendum (the “Harraden SPA Addendum”) to the Securities Purchase Agreement with the Harraden Funds (the “Harraden SPA”). The holders of such warrants (the “Investor Private Warrants”) are entitled to purchase Common Shares for cash at an exercise price of $298.88 per share (the “Warrant Share”), subject to adjustment. The Investor Private Warrants are exercisable at any time from the issuance date until the two-year anniversary of the issuance date. Adjustments may occur if the Company undergoes share dividends, splits, or fundamental transactions. The warrants can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations and provisions for buy-in compensation in case of failure to deliver shares. Holders of the Investor Private Warrants do not have the rights or privileges of holders of Common Shares, including voting rights, until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. The foregoing description of the Investor Private Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.3 to this registration statement of which this prospectus is a part and incorporated herein by reference.

Series A Warrants

On December 24, 2024, in connection with the closing of the private investment in public equity transaction (the “PIPE Transaction”), the Company issued Series A Warrants (the “Series A Warrants”) to purchase up to 125,471 Common Shares at an exercise price of $15.94 per share to certain of investors. The Series A Warrants are exercisable at any time from the issuance date until the five-year anniversary of the issuance date. Adjustments may occur if the Company undergoes share dividends, splits, or fundamental transactions. The warrants can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. Holders of the Series A Warrants do not have the rights or privileges of holders of Common Shares, including voting rights, until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the Series A Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Series A Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.5 to this registration statement of which this prospectus is a part and incorporated herein by reference.

Series B Warrants

On December 24, 2024, in connection with the closing of the PIPE Transaction, the Company issued the Series B Warrants to purchase up to 125,471 Common Shares at an exercise price of $15.94 per share to certain investors. Such warrants are exercisable at any time from the issuance date to the date that is the two year anniversary of the issuance date. Adjustments may occur if the Company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Series B Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.6 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Placement Agent Warrants

On December 24, 2024, in connection with the closing of the PIPE Transaction, the Company issued the Placement Agent Warrants to purchase up to 9,409 Common Shares at an exercise price of $19.93 per share to the Placement Agent or its designees. Such warrants are exercisable at any time from the issuance date to the date that is the five year anniversary of the issuance date. Adjustments may occur if the company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Placement Agent Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.7 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

Pre-Funded Warrants

On December 24, 2024, in connection with the closing of the PIPE Transaction, the Company issued Pre-Funded Warrants to purchase up to 77,792 Common Shares at an exercise price of $0.000797 per share to certain of investors. Such warrants are exercisable at any time from the issuance date. Adjustments may occur if the Company undergoes share dividends, splits, or fundamental transactions. The warrant can be exercised in part, and no fractional shares will be issued. Additionally, there are beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of Common Shares outstanding. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

The foregoing description of the Pre-Funded Warrants is qualified in its entirety by the full text of the warrants, which is attached as Exhibit 4.4 to this registration statement of which this prospectus is a part, and is incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities that may or may not be converted into our Common Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached to or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance on Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus are subject to and qualified in their entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities to be issued and the interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	If applicable, a discussion of material U.S. federal income tax considerations;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the conversion of the debt securities; and

●	Any other terms of the debt securities, including terms, procedures, and limitations relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

We may also issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Common Shares will not have any rights of holders of Common Shares and will not be entitled to dividend payments, if any, or voting rights of the Common Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached to or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus are subject to and qualified in their entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material U.S. federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

We may also issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Common Shares will not have any rights of holders of Common Shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the Common Shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, but not limited to, the following:

●	The date of determining the security holders entitled to the rights distribution;

●	The aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	The exercise price;

●	The conditions to completion of the rights offering;

●	The date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	Any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Common Shares, preferred shares, debt securities, or warrants, or any combination thereof. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference, or free writing prospectus are subject to and qualified in their entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Common Shares by a U.S. Holder, as defined below, that acquires our Common Shares in this offering and holds our Common Shares as “capital assets” (generally, property held for investment) under the Code. This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Common Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that are subject to the applicable financial statement accounting rules under Section 451 of the Code, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Common Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Common Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Shares are urged to consult their tax advisors regarding an investment in our Common Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Common Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Common Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Common Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Common Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Common Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Common Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Common Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Common Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, the value of our assets must be determined based on the market value of our Common Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of our cash and other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Common Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Common Shares and the amount of our cash and other assets held for the production of passive income. Accordingly, fluctuations in the market price of the Common Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC. As stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Common Shares from time to time) that may not be within our control, and no opinion of counsel has or will be provided regarding our classification as a PFIC. If we are a PFIC for any year during which you hold Common Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Common Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Common Shares.

If we are a PFIC for your taxable year(s) during which you hold Common Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Common Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Common Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital, even if you hold the Common Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) Common Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of such taxable year over your adjusted basis in such Common Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Common Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Common Shares under their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Common Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Common Shares, including regarding distributions received on the Common Shares and any gain realized on the disposition of the Common Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Common Shares, then such Common Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Common Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Common Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Common Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Common Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Common Shares.

MATERIAL CANADIAN TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to an investor who acquires, as beneficial owner, Common Shares from a Selling Shareholder pursuant to this statement and who, at all relevant times, for the purposes of the Tax Act and any applicable tax treaty or convention: (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length with each of the Company and the Selling Shareholder; (iii) is not affiliated with either of the Company or the Selling Shareholder; (iv) has not entered into, with respect to the Common Shares, a “derivative forward agreement” or “dividend rental arrangement” each as defined in the Tax Act; (v) does not have a “permanent establishment” or “fixed base” in Canada; and (vi) does not use or hold, and is not deemed to use or hold, the Common Shares in connection with, or in the course of carrying on, a business in Canada (each a “Non-Canadian Holder”).

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Canadian Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the Canada-United States Tax Convention (1980) in force as of the date hereof and an understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and the Canada-United States Tax Convention (1980) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. Accordingly, Non-Canadian Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares must be expressed in Canadian dollars. Amounts denominated in another currency must be converted into Canadian dollars using the exchange rate quoted by the Bank of Canada on the date such amounts first arose, or such other rate of exchange as is acceptable to the CRA.

Adjusted cost base of Common Shares

The adjusted cost base of a Common Share to a Non-Canadian Holder will generally include all amounts paid by the Non-Canadian Holder for the Common Share. When Common Shares are acquired by a Non-Canadian Holder who already owns Common Shares, the cost of newly acquired Common Shares will generally be averaged with the adjusted cost base of all Common Shares held by the Non-Canadian Holder as capital property immediately prior to the acquisition for the purpose of determining the Non-Canadian Holder’s adjusted cost base of each Common Share held by such Non-Canadian Holder.

Dividends

Dividends paid or credited, or deemed to be paid or credited, on Common Shares to a Non-Canadian Holder generally will be subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate may be subject to reduction under the provisions of an applicable income tax treaty. For example, a Non-Canadian Holder who is resident in the United States for the purposes of the Canada-United States Tax Convention (1980), fully entitled to the benefits of such convention and the beneficial owner of the dividends, will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends.

Disposition of Common Shares

A Non-Canadian Holder who disposes or is deemed to dispose of a Common Share in a taxation year will not be subject to tax in Canada, unless the Common Share is, or is deemed to be, “taxable Canadian property” to the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty between Canada and the country in which the Non-Canadian Holder is resident.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the Nasdaq), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Non-Canadian Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” (as defined in the Tax Act), (c) “timber resource property” (as defined in the Tax Act), or (d) an option in respect of, an interest in, or for civil law rights in, property described in any of (a) through (c), whether or not such property exists.

Non-Resident Holders who dispose of Common Shares that are taxable Canadian property should consult their own tax advisors with respect to the requirement to file a Canadian income tax return in respect of the disposition in their particular circumstances.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	$7,930.58
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Printing fees	3,000
Miscellaneous expenses	2,000
Total	27,930.58

LEGAL MATTERS

The validity of the Common Shares offered by this prospectus and certain other Canadian legal matters will be passed upon by WeirFoulds LLP. Edelman Legal Advisory PLLC, has passed upon the validity of the securities offered by this prospectus with respect to the warrants and debt securities under U.S. federal securities law and New York law.

EXPERTS

The consolidated financial statements of Psyence Biomedical Ltd. as at March 31, 2025 and 2024 and for the three-year period ended March 31, 2025 incorporated in this prospectus have been audited by MNP LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements as at March 31, 2025 and 2024 and for the three-year period ended March 31, 2025 are included in our Annual Report on Form 20-F for the year ended March 31, 2025, filed on June 25, 2025, which are incorporated by reference into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We also file periodic reports and other information with the SEC. These reports and other information will be available at the website of the SEC at www.sec.gov. We also maintain a website at www.psyencebiomed.com, by which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information that is contained on, or that may be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our annual report on Form 20-F for the year ended March 31, 2025 filed with the SEC on June 25, 2025 (the “20-F”);

●	the description of our Common Shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the year ended March 31, 2024 filed on July 29, 2024, including any further amendment or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Psyence Biomedical Ltd.

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

Attn: General Counsel

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Ontario Business Corporations Act (“OBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The OBCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with such a proceeding.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Under the OBCA, we are permitted to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

Prior to the completion of the transaction we intend to enter into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify, including but not limited to the indemnity permitted under the OBCA, him or her for losses reasonably incurred by reason of being or having been a director or officer; provided that, we shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful, and in so acting was in breach of the obligations under the indemnity agreement.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

Item 9. Exhibits

Exhibit No.	Description
2.1#	Amended and Restated Business Combination Agreement, dated as of July 31, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp. and Psyence Biomed II Corp. (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
2.2	First Amendment to the Amended and Restated Business Combination Agreement, dated as of November 9, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp. and Psyence Biomed II Corp. (incorporated by reference to Exhibit 2.3 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
2.3#	Securities Purchase Agreement, dated as of January 15, 2024, by and among Psyence Biomedical Ltd., Psyence Biomed II Corp. and the investors party thereto (incorporated by reference to Exhibit 10.1 to Newcourt Acquisition Corp’s Form 8-K (File No. 001-40929) filed with the SEC on January 16, 2024).
2.4	Description of Registered Securities (incorporated by reference to Exhibit 2.3 to the Annual Report on Form 20-F filed with the SEC on July 29, 2024).
3.1	Certificate of Incorporation of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
3.2	Amended and Restated Bylaws of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
4.1	Specimen Share Certificate of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-4 (File No. 333-268525) (File No. 333-273553) filed with the SEC on November 13, 2023).
4.2	Specimen Warrant Certificate of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-268525) (File No. 333-273553) filed with the SEC on November 13, 2023).
4.3	Form of Common Share Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 (File No. 333-282468) filed with the SEC on October 2, 2024).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.5	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.6	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
5.1	Opinion of WeirFoulds LLP*
10.1	Form of Guaranty (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.2	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.3	Sponsor Support Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.4	Parent Support Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.5†	Psyence Biomedical Ltd. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on July 29, 2024).
10.6†	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.7#	Research IP Agreement, by and between Psyence and Filament (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.8#	Commercial IP Term Sheet, by and between Psyence and Filament (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
10.9	Amendment to Engagement Letter, dated as of January 25, 2024, by and between J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division and Newcourt Acquisition Corp. (incorporated by reference to Exhibit 4.12 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).

10.10	Fee Modification Agreement, dated as of January 25, 2024, by and between Cantor Fitzgerald & Co. and Newcourt Acquisition Corp. (incorporated by reference to Exhibit 4.13 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.11	Amendment to Engagement Letter, dated as of January 25, 2024, by and between Maxim Group LLC and Psyence Group Inc. (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.12	Form of Registration Rights Agreement, dated as of January 25, 2024, by and among Psyence Biomedical Ltd. and the investors party thereto (incorporated by reference to Exhibit 4.15 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.13	Form of General Security Agreement, executed by Psyence Biomedical Ltd. and Psyence Biomed II Corp. (incorporated by reference to Exhibit 4.16 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.14	Form of Lock-Up Agreement, dated as of January 25, 2024, by and among Psyence Biomedical, Newcourt Acquisition Corp. and the other parties thereto (incorporated by reference to Exhibit 4.17 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.15	Form of Senior Secured Convertible Note, dated as of January 25, 2024, issued by Psyence Biomedical Ltd. to the Investors (incorporated by reference to Exhibit 4.18 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on January 31, 2024).
10.16	Promissory Note, dated January 25, 2024, issued by Newcourt Acquisition Corp to Newcourt SPAC Sponsor LLC (incorporated by reference to Exhibit 10.3 to Newcourt Acquisition Corp’s Form 8-K (File No. 001-40929) filed with the SEC on January 31, 2024).
10.17	Form of Call Option Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Amendment No.3 to Registration Statement on Form F-1/A filed on May 10, 2024).
10.18	Warrant Exchange Agreement (incorporated by reference to Exhibit 4.26 to the Company’s Annual Report on Form 20-F (File No. 001-41937) filed with the SEC on July 29, 2024).
10.19	First Addendum to the License Agreement and Commercial Term Sheet, dated as of July 22, 2024, by and among the Company, Psyence Group Inc. and Filament Health Corp (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on July 24, 2024).
10.20	Common Stock Purchase Agreement, dated July 25, 2024, by and between the Company and White Lion (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on July 31, 2024).
10.21	Registration Rights Agreement, dated July 25, 2024, by and between the Company and White Lion (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on July 31, 2024).
10.22	First Addendum to the Securities Purchase Agreement and Senior Secured Convertible Notes between Psyence Biomed II Corp. Harraden Circle Investors, LP, Harraden Circle Special Opportunities, LP, and Newcourt SPAC Sponsor LLC, executed August 20, 2024 (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F - 1 (File No. 333 - 281644) filed with the SEC on August 19, 2024).
10.23	License Agreement, dated September 3, 2024, by and between the Company and Psyence UK Group Ltd. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 5, 2024).
10.24	Share Purchase and Sale Agreement, dated September 17, 2024, by and between the Company and Psyence Group Inc. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 20, 2024).
10.25	Debt-for-Equity Swap Agreement, effective as of September 30, 2024, by and between Psyence Biomedical Ltd. and Newcourt SPAC Sponsor, LLC (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on October 8, 2024).
10.26	Debt-for-Equity Swap Agreement, effective as of September 30, 2024, by and between Psyence Biomedical Ltd. and Psyence Group. Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on October 8, 2024).
10.27	First Addendum to Share Purchase and Sale Agreement, dated as of September 27, 2024, by and among Psyence Biomedical Ltd., Psyence Group. Inc. and Psyence Labs Ltd (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on October 8, 2024).
10.28	Termination Agreement, by and between the Company and the Signatories thereto, dated November 21, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on November 22, 2024).
10.29	First Addendum to Debt-for-Equity Swap Agreement, effective November 26, 2024, by and between Psyence Biomedical Ltd and Newcourt SPAC Sponsor, LLC and Newcourt Acquisition Corp. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 6-K filed with the SEC on December 4, 2024).

10.30	First Addendum to Debt-for-Equity Swap Agreement, effective November 26, 2024, by and between Psyence Biomedical Ltd and Psyence Group, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 6-K filed with the SEC on December 4, 2024).
10.31	Second Addendum to Share Purchase and Sale Agreement, effective November 26, 2024, by and between Psyence Biomedical Ltd., Psyence Group, Inc., and Psyence Labs Ltd. (incorporated by reference to Exhibit 10.7 to the Current Report on Form 6-K filed with the SEC on December 4, 2024).
10.32	IP and Mutual Exclusivity Agreement, dated December 5, 2024, between the Company and Optimi Health Corp. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 19, 2024).
10.33	Quality Agreement, dated December 5, 2024 between the Company, Psyence Australia PTY Ltd., and Optimi Labs Inc. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the SEC on December 19, 2024).
10.34	Supply of Goods Agreement, dated December 5, 2024, between the Company and Optimi Health Corp. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 6-K filed with the SEC on December 19, 2024).
10.35*	Amendment No. 1 to Common Stock Purchase Agreement between Psyence Biomedical Ltd. And White Lion Capital LLC, dated December 20, 2024.
10.36	Form of Securities Purchase Agreement, dated December 23, 2024, by and among Psyence Biomedical Ltd. and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
10.37	Form of Registration Rights Agreement, dated December 23, 2024, by and among Psyence Biomedical Ltd. and the Holders named therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
10.38	Letter Agreement between the Company and H.C. Wainwright & Co., LLC, dated July 25, 2024 (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form F-1 (File No. 333-284444) filed with the SEC on January 24, 2025).
10.39	Amendment and Extension to the Letter Agreement between the Company and H.C. Wainwright & Co., LLC, dated December 9, 2024 (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form F-1 (File No. 333-284444) filed with the SEC on January 24, 2025).
10.40	At the Market Offering Agreement between the Company and H.C. Wainwright & Co., LLC, dated March 4, 2025 (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form F-3 (File No. 333-285542) filed with the SEC on March 4, 2025).
10.41#^	Exit Deed between Psyence Australia Pty Ltd. And iNGENu CRO Pty Ltd., dated April 3, 2025 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6-K filed with the SEC on April 11, 2025).
10.42#^	Master Services Agreement between Psyence Australia Pty Ltd and Southern Star Research Pty Ltd, dated May 17, 2025 (incorporated by reference herein to Exhibit 99.2 to the Current Report on Form 6-K filed with the SEC on June 11, 2025).
21.1	List of Subsidiaries of Psyence (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 (File No. 333 - 276973) filed with the SEC on February 9, 2024).
23.1*	Consent of MNP LLP (PCAOB ID: 1930)*
23.2*	Consent of WeirFoulds LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in the signature page attached hereto)
107*	Filing Fee Table

#	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

†	Indicates a management contract or compensation plan.

*	Filed herewith.

^	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on the 6th day of August, 2025.

Psyence Biomedical Ltd.

By:	/s/ Neil Maresky
Neil Maresky
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Neil Maresky and Warwick Corden-Lloyd, each acting alone, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Neil Maresky	Chief Executive Officer and Director	August 6, 2025
Neil Maresky	(Principal Executive Officer)

/s/ Warwick Corden-Lloyd	Chief Financial Officer	August 6, 2025
Warwick Corden-Lloyd	(Principal Financial and Accounting Officer)

/s/ Jody Aufrichtig	Chairman of the Board and Strategic Business Development Officer	August 6, 2025
Jody Aufrichtig

/s/ Marc Balkin	Director	August 6, 2025
Marc Balkin

/s/ Christopher Bull	Director	August 6, 2025
Christopher (Chris) Bull

/s/ Seth Feuerstein	Director	August 6, 2025
Seth Feuerstein

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Psyence Biomedical Ltd. has signed this registration statement in the city of Newark, Delaware on the 6th day of August, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative